Funko Reports First Quarter 2025 Financial Results
--Q1 Net Sales Within Guidance Range, Gross Margin and Adjusted EBITDA
Above Expectations; Withdraws 2025 Full-Year Outlook Due to Tariff-Related Uncertainties--
EVERETT, Wash. May 8, 2025 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the first quarter ended March 31, 2025.
First Quarter Financial Results Summary: 2025 vs 2024
•Net sales were $190.7 million compared with $215.7 million
•Gross profit was $76.9 million, equal to gross margin of 40.3%, compared with $86.3 million, equal to gross margin of 40.0%
•SG&A expenses were $84.8 million. This compares with $85.6 million, which included non-recurring charges of $5.1 million. Details related to the non-recurring charges can be found in footnotes 3 and 4 of the attached reconciliation tables
•Net loss was $28.1 million, or $0.52 per share, compared with $23.7 million, or $0.45 per share
•Adjusted net loss* was $17.8 million, or $0.33 per share*, compared with $9.2 million, or $0.17 per share
•Negative adjusted EBITDA* was $4.7 million versus adjusted EBITDA* of $9.6 million

"Despite a challenging Q1 environment, we were able to deliver net sales within our guidance range and better than expected gross margin and adjusted EBITDA,” said Cynthia Williams, Chief Executive Officer of Funko. “International continues to be a strength for both our business and our brand. Market research shows we’re gaining share as we outpace the broader toy industry, our sell-through increased in the European G5 markets, and we’re expanding our global footprint. Our roadmap is working—and we’re moving fast to build a stronger, more global Funko.

"Since the beginning of April, the extent and volatility of tariffs have intensified, especially with regard to imports from China. As a result, we have taken swift and decisive action to protect our margins and liquidity. Those actions include reducing costs, adjusting pricing, and accelerating our diversified sourcing strategy. We now expect approximately 5% of our future US bound product to be sourced from China by year end."

First Quarter 2025 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended March 31,		Period Over Period Change
	2025	2024	Dollar	Percentage
Net sales by brand category:
Core Collectible	$144,479	$157,121	$(12,642)	(8.0)%
Loungefly	35,374	40,676	(5,302)	(13.0)%
Other	10,886	17,902	(7,016)	(39.2)%
Total net sales	$190,739	$215,699	$(24,960)	(11.6)%

	Three Months Ended March 31,		Period Over Period Change
	2025	2024	Dollar	Percentage
Net sales by geography:
United States	$121,909	$146,366	$(24,457)	(16.7)%
Europe	54,205	54,243	(38)	(0.1)%
Other International	14,625	15,090	(465)	(3.1)%
Total net sales	$190,739	$215,699	$(24,960)	(11.6)%
Balance Sheet Highlights - At March 31, 2025 vs December 31, 2024
•Total cash and cash equivalents were $25.9 million at March 31, 2025 compared with $34.7 million at December 31, 2024
•Inventories were $87.7 million at March 31, 2025 down from $92.6 million at December 31, 2024
•Total debt was $202.2 million at March 31, 2025 versus $182.8 million at December 31, 2024. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and the company's equipment finance loan. As of March 31, 2025, the company was in compliance with all debt covenants.
Outlook for 2025
The Company has decided to withdraw its 2025 full-year outlook, previously provided on March 6, 2025, due to the current uncertainty and ongoing changes to global tariff policies, making it difficult to provide reliable projections.
Conference Call and Webcast
The company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 8, 2025, to further discuss its first quarter results and business update. A live webcast and a replay of the event will be available on the Investor Relations section on the company’s website at investor.funko.com. The replay of the webcast will be available for one year.
Use of Non-GAAP Financial Measures
*This release contains references to non-GAAP financial measures, including adjusted net income (loss), including per share amounts, adjusted EBITDA, adjusted EBITDA margin and adjusted net loss margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net income (loss), including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Funko is a leading global pop culture lifestyle brand, with a diverse collection of brands, including Funko, Loungefly, and Mondo, and an industry-leading portfolio of licenses. Funko delivers industry-defining products that span vinyl figures, micro-collectibles, fashion accessories, apparel, plush, action toys, high-end art, music and digital collectibles, many of which are at the forefront of the growing Kidult economy. Through these products, which include the iconic original Pop! line, Bitty Pop!, and Pop! Yourself. Funko inspires fans across the globe to express their passions, build community, and have fun. Founded in 1998 and headquartered in Washington state, Funko has offices, retail locations, operations, and licensed partnerships in major consumer geographies across the globe. Learn more at Funko.com, Loungefly.com, MondoShop.com, and Droppp.io, and follow us on TikTok, X, and Instagram.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our product offerings and strategic plan, anticipated financial results, including without limitation, equity-based compensation and financial position, our ability to continue as a going concern, our plans to amend or refinance our existing credit agreement, the impact of the macroeconomic environment, including tariffs, on the company’s business, and actions to address the current macroeconomic environment including reducing costs, adjusting pricing, and accelerating our diversified sourcing strategy. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories and growth; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended, and our ability to continue as a going concern; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations, including risks related to tariffs and trade restrictions; changes in effective tax rates or tax law; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; our ability to secure additional financing on favorable terms or at all; the potential for our or our third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2025 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share data)
Net sales	$190,739	$215,699
Cost of sales (exclusive of depreciation and amortization)	113,868	129,427
Selling, general, and administrative expenses	84,807	85,595
Depreciation and amortization	15,262	15,579
Total operating expenses	213,937	230,601
Loss from operations	(23,198)	(14,902)
Interest expense, net	3,849	6,311
Other expense, net	168	1,553
Loss before income taxes	(27,215)	(22,766)
Income tax expense	844	900
Net loss	(28,059)	(23,666)
Less: net loss attributable to non-controlling interests	(471)	(1,003)
Net loss attributable to Funko, Inc.	$(27,588)	$(22,663)

Loss per share of Class A common stock:
Basic	$(0.52)	$(0.45)
Diluted	$(0.52)	$(0.45)
Weighted average shares of Class A common stock outstanding:
Basic	53,530	50,706
Diluted	53,530	50,706

Funko, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2025	December 31, 2024
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$25,934	$34,655
Accounts receivable, net	90,850	119,882
Inventories	87,735	92,580
Prepaid expenses and other current assets	32,217	39,942
Total current assets	236,736	287,059
Property and equipment, net	75,660	78,357
Operating lease right-of-use assets, net	50,514	52,846
Goodwill	133,759	133,652
Intangible assets, net	147,636	151,547
Other assets	4,096	3,793
Total assets	$648,401	$707,254
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$85,000	$60,000
Current portion of long-term debt	22,611	22,512
Current portion of operating lease liabilities	17,343	17,102
Accounts payable	56,958	63,130
Accrued royalties	42,957	61,362
Accrued expenses and other current liabilities	53,351	81,688
Total current liabilities	278,220	305,794
Long-term debt	94,610	100,303
Operating lease liabilities	57,248	60,390
Other long-term liabilities	4,168	4,414

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 54,252 and 52,967 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 648 and 1,430 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in-capital	348,358	343,472
Accumulated other comprehensive income (loss)	807	(1,676)
Accumulated deficit	(136,370)	(108,782)
Total stockholders’ equity attributable to Funko, Inc.	212,800	233,019
Non-controlling interests	1,355	3,334
Total stockholders’ equity	214,155	236,353
Total liabilities and stockholders’ equity	$648,401	$707,254

Funko, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Operating Activities
Net loss	$(28,059)	$(23,666)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,262	15,045
Equity-based compensation	3,265	3,824
Other, net	697	1,045
Changes in operating assets and liabilities:
Accounts receivable, net	29,939	28,803
Inventories	5,633	6,767
Prepaid expenses and other assets	9,936	16,802
Accounts payable	(8,318)	(6,844)
Accrued royalties	(18,405)	(12,479)
Accrued expenses and other liabilities	(32,212)	(14,790)
Net cash (used in) provided by operating activities	(22,262)	14,507

Investing Activities
Purchases of property and equipment	(6,552)	(4,157)
Sale of Funko Games inventory and certain intellectual property	—	6,754
Other, net	193	161
Net cash (used in) provided by investing activities	(6,359)	2,758

Financing Activities
Borrowings on line of credit	25,000	—
Payments on line of credit	—	(13,500)
Payments of long-term debt	(5,756)	(13,941)
Other, net	86	2
Net cash provided by (used in) financing activities	19,330	(27,439)

Effect of exchange rates on cash and cash equivalents	570	(169)

Net change in cash and cash equivalents	(8,721)	(10,343)
Cash and cash equivalents at beginning of period	34,655	36,453
Cash and cash equivalents at end of period	$25,934	$26,110

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net loss, for the periods presented:

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share data)
Net loss attributable to Funko, Inc.	$(27,588)	$(22,663)
Reallocation of net loss attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(471)	(1,003)
Equity-based compensation (2)	3,265	3,824
Acquisition transaction costs and other expenses (3)	—	3,184
Certain severance, relocation and related costs (4)	—	1,866
Foreign currency transaction loss (5)	176	1,576
Income tax expense (6)	6,788	3,979
Adjusted net loss	$(17,830)	$(9,237)
Adjusted net loss margin (7)	(9.3)%	(4.3)%
Weighted-average shares of Class A common stock outstanding - basic	53,530	50,706
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	1,067	2,725
Adjusted weighted-average shares of Class A stock outstanding - diluted	54,597	53,431
Adjusted loss per diluted share	$(0.33)	$(0.17)

	Three Months Ended March 31,
	2025	2024
	(amounts in thousands)
Net loss	$(28,059)	$(23,666)
Interest expense, net	3,849	6,311
Income tax expense	844	900
Depreciation and amortization	15,262	15,579
EBITDA	$(8,104)	$(876)
Adjustments:
Equity-based compensation (2)	3,265	3,824
Acquisition transaction costs and other expenses (3)	—	3,184
Certain severance, relocation and related costs (4)	—	1,866
Foreign currency transaction loss (5)	176	1,576
Adjusted EBITDA	$(4,663)	$9,574
Adjusted EBITDA margin (8)	(2.4)%	4.4%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)
For the three months ended March 31, 2024, costs of $3.2 million related to contract settlement agreements and related services for assets held for sale (including fair market value adjustments of $135,000) related to a potential business initiative and the sale of certain assets under Funko Games.

(4)	For the three months ended March 31, 2024, includes charges related severance and benefit costs related to certain management resignations.
(5)	Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(6)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(7)	Adjusted net loss margin is calculated as adjusted net loss as a percentage of net sales.
(8)	Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of net sales.